EXHIBIT 4.7

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 31, 2012 between LBI Media, Inc., a California corporation (the “Company”), the Guarantors (as defined in the Indenture referred to below) and U.S. Bank National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 18, 2011, providing for the issuance of 9 1/4% Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, the Company solicited consents (the “Consents”) from the holders of the Notes to the adoption of certain proposed amendments (the “Proposed Amendments”) to the Indenture;

WHEREAS, the holders of at least a majority in principal amount of the Notes outstanding delivered valid Consents to the adoption of the Proposed Amendments; and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to join with the Company to execute and deliver this Supplemental Indenture to give effect to the Proposed Amendments.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee mutually covenant and agree as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS TO INDENTURE.

2.1 The second introductory paragraph of the Indenture will be amended by deleting “9 1/4” appearing therein and replacing it with “10”.

2.2 Section 1.01 (“Definitions”) of the Indenture is hereby amended by inserting the following defined terms in proper alphabetical order:

““Control Agreement” means, with respect to any bank account of the Company or any of its Restricted Subsidiaries, a Control Agreement in form and substance satisfactory to the Collateral Trustee or the Trustee, as applicable, in its reasonable discretion, executed and delivered by the Company or such Restricted Subsidiary, the depository institution at which such account is maintained and the Collateral Trustee or the Trustee, as applicable, as any such agreement may be amended, supplemented or otherwise modified from time to time.

“Discount Notes Forbearance Agreement” means a forbearance agreement, substantially in the form of Exhibit D to the Supplement to the Consent Solicitation Statement dated October 12, 2012, as amended by the Third Supplement to the Consent Solicitation Stated, dated November 2, 2012, between Holdings and the trustee under the Discount Notes Indenture with respect to the Discount Notes held by Holdings.

“Discount Notes Indenture” means the indenture, dated as of October 10, 2003, by and between Holdings and U.S. Bank National Association, a national banking association, as trustee, as amended or supplemented from time to time.

“Exchange Offers” means (A) the offer to exchange (i) Second Priority Secured Subordinated Notes and (ii) Warrants for any and all outstanding Senior Subordinated Notes, and (B) the offer to exchange either (i) Second Priority Secured Subordinated Notes for any and all outstanding Discount Notes or (ii) Holdings Notes for any and all outstanding Discount Notes.

“First Supplemental Indenture” means that certain First Supplemental Indenture, dated as of December 31, 2012, to the Indenture by and among the Company, the Guarantors and the Trustee.

“Holdings Notes” means the 11% Senior Notes due 2017 to be issued by Holdings.

“Holdings Notes Indenture” means the indenture, dated as of December 31, 2012, by and between Holdings and U.S. Bank National Association, a national banking association, as trustee.

“Parent Entity Allowable Indebtedness” means Indebtedness of Holdings other than the Discount Notes and the Holdings Notes issued in the Exchange Offers; provided that (i) the principal amount of such Indebtedness (excluding any paid-in-kind interest on such Indebtedness) does not exceed at any time $5.0 million, (ii) such Indebtedness has a final maturity date no earlier than the final maturity date of the Holdings Notes, (iii) such Indebtedness does not have the benefit of covenants or events of default that are more restrictive than those contained in the indenture governing the Holdings Notes, (iv) such Indebtedness does not have the benefit of any guarantees by the Company or any of its Subsidiaries on the date of incurrence, (v) the rate of any interest payable in cash on such Indebtedness does not exceed the rate of interest payable in cash on the Holdings Notes and any interest payable in cash on such Indebtedness is due no earlier than the first date on which interest is payable in cash on the Holdings Notes, (vi) the percentage of principal amount on such Indebtedness that may be subject to amortization payments prior to final maturity of such Indebtedness does not exceed the percentage of principal amount of Holdings Notes that may be subject to amortization payments prior to final maturity of Holdings Notes and any amortization payments on such Indebtedness are due no earlier than the first date on which amortization payments are due on the Holdings Notes, and (vii) such Indebtedness is issued in exchange for, or issued to otherwise repurchase, refinance, retire or otherwise acquire for value the Discount Notes.

“Permitted New Second Priority Debt” means Indebtedness of the Company incurred to redeem, repurchase, retire, defease or otherwise refinance Senior Subordinated Notes or Discount Notes; provided that (i) the principal amount of such Indebtedness does not exceed at any time an amount equal to $5.0 million, (ii) such Indebtedness has a final maturity date no earlier than the final maturity date of the Second Priority Secured Subordinated Notes, (iii) such Indebtedness does not have the benefit of covenants or events of default that are more restrictive than those contained in the indenture governing the Second Priority Secured Subordinated Notes, and (iv) the rate of any interest payable in cash on such Indebtedness does not exceed the amount of interest that is permitted to be paid in cash on the Second Priority Secured Subordinated Notes in accordance with the terms of the Second Priority Secured Subordinated Notes.

“PIK Second Priority Secured Subordinated Notes” means any additional Second Priority Secured Subordinated Notes issued evidencing any paid-in-kind interest pursuant to the terms of the Second Priority Secured Subordinated Notes Indenture.

“Priority Lien Intercreditor Agreement” means that certain intercreditor agreement, dated December 31, 2012, among the Company, the guarantors from time to time party thereto, the trustee under the Second Priority Secured Subordinated Notes Indenture, as trustee and collateral agent, the Collateral Trustee, and the other first priority lien debt representatives and subordinated lien debt representatives from time to time party thereto, as amended, supplemented or otherwise modified from time to time.

“Restricted Asset Sale Proceeds” means Net Proceeds from Asset Sales that are less than or equal to (i) $12.5 million in the aggregate for the first full year after the date of the First Supplemental Indenture and (ii) $10 million in the aggregate for each year period beginning on an anniversary date of the First Supplemental Indenture; provided that unused amounts for any period may be carried forward to subsequent periods and shall constitute Restricted Asset Sale Proceeds for such subsequent periods; provided further that all Net Proceeds from the sale of the Sawyer Property and the sale of KTCY-FM shall constitute Restricted Asset Sale Proceeds but the amount of Net Proceeds from such sales shall not count toward the amounts in clauses (i) and (ii). For example, if Net Proceeds from Asset Sales total $7.5 million during the first full year after the date of the First Supplemental Indenture (“Year 1”), Restricted Asset Sale Proceeds for the annual period beginning on the first anniversary date of the First Supplemental Indenture (“Year 2”) shall equal $15 million ($10 million + $5 million carried forward from Year 1). If Net Proceeds from Asset Sales total $12 million during Year 2, Restricted Asset Sale Proceeds for the following annual period (“Year 3”) shall equal $13 million ($10 million + $3 million carried forward from Year 2). If Net Proceeds from Asset Sales total $13 million during Year 3, Restricted Asset Sale Proceeds for the following annual period shall equal $10 million ($10 million + no carry forward from Year 3).

“Second Priority Lien” means a Lien granted upon any property of the Company or any other Obligor to secure Second Priority Lien Obligations that is subject to the Priority Lien Intercreditor Agreement.

“Second Priority Lien Debt” means:

(1) the Second Priority Secured Subordinated Notes and the related subsidiary guarantees issued under the Second Priority Secured Subordinated Notes Indenture, including any PIK Second Priority Secured Subordinated Notes; and

(2) Indebtedness under any other Credit Facility or other Hedging Agreements or an issuance of debt securities that, in each case, is secured equally and ratably with the Second Priority Secured Subordinated Notes by a Second Priority Lien that was permitted to be incurred and so secured under the Second Priority Secured Subordinated Notes Indenture; provided, in the case of each issue or series of Indebtedness referred to in this clause (2), that:

(a) on or before the date on which such Indebtedness is incurred by the Company or any other Obligor, as the case may be, such Indebtedness is designated by the Company or any other Obligor, as the case may be, in an Officer’s Certificate delivered to the Trustee, as “Second Priority Lien Debt” for the purposes of this Indenture; and

(b) all requirements set forth in the Priority Lien Intercreditor Agreement as to the confirmation, grant or perfection of the Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (b) will be conclusively established if the Company or any other Obligor, as the case may be, delivers to the Trustee an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Second Priority Lien Debt”);

provided that, the aggregate outstanding principal amount (excluding any paid-in-kind interest) of the Indebtedness referred to in clause (2) does not exceed the amount of such Indebtedness permitted to be incurred under (and not in violation of) clause (xix) of the second paragraph of Section 4.09 or under clause (v) of the second paragraph of Section 4.09 as Permitted Refinancing Indebtedness of the Second Priority Secured Subordinated Notes and the related subsidiary guarantees.

“Second Priority Lien Obligations” means the Second Priority Lien Debt and all other Obligations in respect thereof.

“Second Priority Secured Subordinated Notes” means the 11 1/2%/13 1/2% PIK Toggle Second Priority Secured Subordinated Notes due 2020 issued by the Company and the related subsidiary guarantees; provided that (a) such Second Priority Secured Subordinated Notes have a final maturity date no earlier than one year after the Notes mature, (b) such Second Priority Secured Subordinated Notes do not have the benefit of covenants or events of default that are more restrictive than those contained in this Indenture, (c) such Second Priority Secured Subordinated Notes do not have any guarantors or obligors who are not guarantors or obligors with respect to the Notes, (d) not less than 2.75% of the interest payable on such Second Priority Secured Subordinated Notes is payable only in kind and not in cash prior to the final maturity date of such Second Priority Secured Subordinated Notes or, if on or prior to November 15, 2015, the Company elects to pay 13.5% total interest on the Second Priority Secured Subordinated Notes, then not less than 9.25% of the interest payable on such Second Priority Secured Subordinated Notes is payable only in kind and not in cash and (e) such Second Priority Secured Subordinated Notes are subordinated in right of payment to the Priority Lien Debt.

“Second Priority Secured Subordinated Notes Indenture” means the indenture, dated as of December 31, 2012, among the Company, the subsidiary guarantors of the Second Priority Secured Subordinated Notes, and U.S. Bank National Association, a national banking association, as trustee.

“Senior Subordinated Notes Indenture” means the indenture, dated as of July 23, 2007, by and among the Company, the subsidiary guarantors of the Senior Subordinated Notes and U.S. Bank National Association, a national banking association, as trustee, as amended or supplemented from time to time.

“Warrants” means the warrants to purchase shares of Class A common stock, par value $0.001, of Parent.”.

2.3 Section 1.01 (“Definitions”) of the Indenture is hereby further amended by deleting the second clause (1) in the definition of “Asset Sale” and replacing such clause in its entirety with the following:

“(1) [Reserved];”.

2.4 Section 1.01 (“Definitions”) of the Indenture is hereby further amended by deleting the following defined terms in their entirety and replacing them with the following:

““Intercreditor Agreement” means the Collateral Trust and Intercreditor Agreement, dated as of March 18, 2011, by and among the Company, the guarantors from time to time party hereto, the trustee, Credit Suisse AG, Cayman Islands Branch, as administrative agent, the other Priority Debt Representatives from time to time party thereto, and the Collateral Trustee, as amended, supplemented or otherwise modified from time to time.

“LBI Media Intercompany Note” means, following a Qualifying IPO, to the extent that Parent or Holdings may elect to complete the redemption or repurchase (including without limitation pursuant to a defeasance, satisfaction or discharge, retirement for value or other acquisition or prepayment and whether pursuant to the optional redemption provisions, in open market transactions or otherwise) of any Parent Entity Allowable Indebtedness, Holdings Notes and any Discount Notes with proceeds from a Qualifying IPO, that certain promissory note that may be issued on or within 15 months after the Qualifying IPO closing date by the Company, as borrower, to the order of Parent or Holdings in exchange for cash proceeds to be loaned to the Company pursuant thereto in an aggregate principal amount not to exceed the amount necessary to complete the redemption or repurchase of the Parent Entity Allowable Indebtedness, Holdings Notes and Discount Notes (including all or any portion of the outstanding principal amount of the Parent Entity Allowable Indebtedness, Holdings Notes and Discount Notes and any premiums (including call premiums, early tender premiums or consent premiums) and interest thereon, which may consist of accrued interest, plus, if applicable, an amount of interest calculated on the basis of the next succeeding contractual redemption or maturity date, and any other amounts owing with respect thereto) outstanding on the date of such promissory note.

“Mortgaged Property” means, (1) with respect to the Real Property Assets of the Company and the Guarantors (other than Empire Burbank) as of the issuance date of the Initial Notes, the Burbank Studio Property, the Dallas Studio Property, the Houston Studio Property, (2) with respect to the Real Property Assets of the Company and the Guarantors (other than Empire Burbank) as of the date of the First Supplemental Indenture, each First Supplemental Indenture Date Mortgaged Property and (3) with respect to any fee ownership interest in any Real Property Asset acquired by the Company or any Guarantor (other than Empire Burbank) following the issuance date of the Initial Notes, any other fee ownership interest in any Real Property Asset with a fair market value (as determined by the Company in its reasonable discretion as of the date of such acquisition or a date such Person becomes a Subsidiary) in excess of $2,500,000.”.

2.5 Section 1.01 (“Definitions”) of the Indenture is hereby further amended by inserting the following text at the end of clause (17) of the definition of “Permitted Investments”:

“Notwithstanding the foregoing, Permitted Investments shall not include, and the Company and its Restricted Subsidiaries may not make or hold, Investments in Subsidiaries or Affiliates of the Company that are not Guarantors.”.

2.6 Section 1.01 (“Definitions”) of the Indenture is hereby further amended by amending the defined term “Permitted Liens” by:

(A) inserting the following text at the end of clause (11) thereof:

“ provided, however, that the new Lien is limited to all or part of the same property and assets that secured the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof);”; and

(B) deleting clause (29) thereof and replacing it in its entirety with the following:

“(29) Second Priority Liens to secure Obligations under Indebtedness permitted by clause (xix) of the second paragraph of Section 4.09; provided that such Liens are subject to the Priority Lien Intercreditor Agreement.”.

2.7 Section 1.01 (“Definitions”) of the Indenture is hereby further amended by amending the defined term “Permitted Refinancing Indebtedness” by:

(A) inserting the following text at the end of clause (1) thereof:

“and, to the extent and in the proportion that the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded is paid-in-kind, interest on such Permitted Refinancing Indebtedness shall be paid-in-kind;”;

(B) deleting clause (3) thereof and replacing it in its entirety with the following:

“(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Subordinated Debt, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and shall constitute Subordinated Debt at least to the same extent as and on terms at least as favorable to the Holders of Notes as, those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and such Permitted Refinancing Indebtedness shall not have the benefit of covenants or events of default that are more restrictive than those contained in this Indenture; and”; and

(C) deleting clause (4) of the definition of “Priority Lien Debt” in its entirety and replacing it with the following:

“(4) [Reserved];”.

2.8 Section 1.02 (“Other Definitions”) of the Indenture is hereby amended by deleting the chart thereof in its entirety and replacing it with the following:

Term	Defined in Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Company”	Preamble
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“First Supplemental Indenture Date Fee-Owned Mortgaged Properties”	10.09	(d)
“incur”	4.09
“Incurrence Notice”	4.09
“Insignificant Subsidiaries”	6.01
“Issue Date Mortgaged Properties”	10.09
“Legal Defeasance”	8.02
“Mortgage Release”	10.09	(d)
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07
“Sawyer Property”	10.09	(d)
“Sawyer Sale”	10.09	(d)
“Senior Debt”	4.22
“Subordinated Debt”	4.07	(a)(iii)
“Successor Person”	5.01
“Tax Payments”	1.01

2.9 Section 1.04 (“Intercreditor Agreement”) of the Indenture is hereby amended by inserting the following as a new clause (c) at the end thereof:

“(c) Each Holder hereby authorizes and directs the Trustee (i) to execute and deliver, on behalf of the Trustee and each Holder, an intercreditor agreement substantially in the form of Exhibit H to the Supplement to the Consent Solicitation Statement dated October 12, 2012 and (ii) to execute and deliver, on behalf of the Trustee and each Holder, and to instruct the Collateral Trustee to execute and deliver, on behalf of the Trustee and each Holder, any amendments to the Intercreditor Agreement or any other Security Document necessary or appropriate to reflect the lien priority set forth in the intercreditor agreement referred to in clause (i) and the addition of certain property to the Collateral as required by the Indenture as amended by the First Supplemental Indenture and to make certain modifications to the Holders’ purchase right set forth in the Intercreditor Agreement which expand the Holders’ purchase right.”.

2.10 Section 2.01 (“Form and Dating”) of the Indenture is hereby amended by deleting clause (f) thereof in its entirety and replacing it with the following:

“(f) [Reserved.]”.

2.11 Section 4.07 (“Restricted Payments”) of the Indenture is hereby amended as follows:

(A) deleting clause (a)(iii) thereof in its entirety and replacing it with the following:

“(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that (x) is secured by a Lien junior to the Liens securing the Notes or (y) is contractually subordinated to the Notes or the Subsidiary Guarantees or (z) is unsecured (other than Indebtedness permitted to be incurred pursuant to clauses (i), (iv), (vi) (to the extent such Indebtedness is owed to the Company or a Guarantor), (ix), (x), (xiii) or (xvi) under the second paragraph of Section 4.09) (collectively, “Subordinated Debt”), except:

(A) a payment of interest or principal at the Stated Maturity thereof;

(B) a payment into a trust within one year of the Stated Maturity of any such Subordinated Debt which payment effects a defeasance or discharge of such Indebtedness;

(C) intercompany Indebtedness permitted under clause (vi) of Section 4.09 and

(D) the payment of interest or principal in anticipation of satisfying a sinking fund obligation, mandatory redemption or final maturity, in each case, within one year of the due date thereof; or”;

(B) deleting the “(14),” in clause (c) of Section 4.07(a)(iv);

(C)(i) deleting the “and” appearing after the text “(16)” in clause (c) of Section 4.07(a)(iv) and inserting in lieu thereof the following “, (17), (18) and (19)”;

(D) deleting the text “subordinated Indebtedness” appearing in clause (2) of Section 4.07(b) and inserting in lieu thereof the following “Subordinated Debt”;

(E) deleting clause (3) of Section 4.07(b) in its entirety and replacing it with the following:

“(3) the defeasance, redemption, repurchase or other acquisition of Subordinated Debt of the Company or any Guarantor in exchange for, or with the net cash proceeds from, an incurrence of Subordinated Debt of the Company or any Guarantor constituting Permitted Refinancing Indebtedness;”;

(F) deleting the “(14),” in clause (10) of Section 4.07(b);

(G)(i) deleting the “ and” appearing after the text “(16)” in clause (10) of Section 4.07(b) and inserting after the text “, (17)” the following “ and (18)”;

(H) deleting clause (14) of Section 4.07(b) in its entirety and replacing it with the following:

“(14) [Reserved];”;

(I) inserting the following text at the end of clause (16) of Section 4.07(b) thereof:

“; provided that this clause (16) shall only be available to the Company and its Restricted Subsidiaries through and including the consummation of the Exchange Offers and thereafter this clause (16) will no longer be available;”;

(J) deleting clause (17) of Section 4.07(b) in its entirety and replacing it with the following:

“(17) the declaration and payment of any dividends or distributions or the making of any loans by the Company or any of its Restricted Subsidiaries to Holdings in order for Holdings to, in each case only to the extent such dividends, distributions or loans are actually used to, (a) make scheduled cash interest payments on the Discount Notes provided that, in the case of any Discount Notes held by Holdings, the amount of such payments, if any, that exceed an amount equal to the amount of amortization payments due on the Holdings Notes and Parent Entity Allowable Indebtedness (x) within five Business Days after the Exchange Offers have been consummated (or in the case of Parent Entity Allowable Indebtedness, within five Business Days after such Parent Entity Allowable Indebtedness has been issued) and (y) in April 2013 shall be contributed to the Company by Holdings within five (5) Business Days after each such amortization payment is made (provided that, Holdings shall be permitted to retain cash of up to 3.49% of $5.0 million, or $174,500, until Parent Entity Allowable Indebtedness of $5.0 million principal amount has been issued), and (b) redeem, repurchase, satisfy and discharge, defease, retire for value or otherwise acquire (i) any Discount

Notes held by Holdings, but only in an amount equal to the amount of interest payments due on the Holdings Notes or Parent Entity Allowable Indebtedness in April 2016, October 2016 and April 2017 and (ii) no more than 10% of the outstanding principal amount of the Discount Notes outstanding immediately prior to the closing of the Exchange Offers (excluding Discount Notes held by Holdings or its Affiliates or any directors, officers, stockholders and other Affiliates of the Company or Holdings) and pay any related interest, premium, fees, costs, expenses and other amounts owing thereunder with respect thereto, and in the case of each of (a) and (b)(i) above (other than the payment made within five Business Days after the Exchange Offers or the $174,500 permitted to be retained by Holdings) such payment to be made to Holdings not more than twelve (12) Business Days prior to the date each such payment is due;”;

(K) inserting the following new clauses at the end of Section 4.07(b):

“(18) the redemption, repurchase, retirement, defeasance or other acquisition of (x) the Senior Subordinated Notes in exchange for, or out of the net cash proceeds of the substantially concurrent sale of, Second Priority Secured Subordinated Notes and Warrants in the Exchange Offers and (y) the Discount Notes in exchange for, or out of the net cash proceeds of the substantially concurrent sale of, Second Priority Secured Subordinated Notes in the Exchange Offers; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, defeasance or other acquisition shall be excluded from clauses (c)(ii) and (c)(iii) of Section 4.07(a), as applicable; and

(19) the redemption, repurchase, retirement, defeasance or other acquisition of Senior Subordinated Notes or Discount Notes in exchange for, or out of the net cash proceeds of the substantially concurrent sale of, Permitted New Second Priority Debt plus the payment of any related interest, premium, fees, costs, expenses and other amounts owing thereunder with respect thereto.”.

2.12 Section 4.08 (“Dividend and Other Payment Restrictions Affecting Subsidiaries”) of the Indenture is hereby amended as follows:

(A) deleting clause (i) thereof in its entirety and replacing it with the following:

“(i) agreements governing Existing Indebtedness, the Notes, the Second Priority Secured Subordinated Notes, the Discount Notes, the Holdings Notes and Credit Facilities, other agreements as in effect on the date of this Indenture and any future agreements governing Parent Entity Allowable Indebtedness or Permitted New Second Priority Debt and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not more restrictive, taken as a whole, with respect to such encumbrances or restrictions, than those contained in those agreements on the date of this Indenture or, if entered into subsequent to the date of this Indenture, on the date that such agreement was entered into originally;” and

(B) deleting clause (iii) thereof in its entirety and inserting in lieu thereof the following:

“(iii) [Reserved];”.

2.13 Section 4.09 (“Incurrence of Indebtedness and Issuance of Preferred Stock”) of the Indenture is hereby amended as follows:

(A) deleting the text “(xi) or (xiv)” appearing after the text “(ix),” in clause (v) thereof and substituting the text “(xi), (xiv), (xviii) or (xix)” in lieu thereof;

(B) inserting the following clauses after clause (xvii) thereof:

“(xviii) the incurrence by the Company of the Second Priority Secured Subordinated Notes issued in exchange for the Senior Subordinated Notes and the Discount Notes pursuant to the Exchange Offers, and any Second Priority Secured Subordinated Notes issued from time to time to pay interest in kind in accordance with the terms of the Second Priority Secured Subordinated Notes Indenture and, in each case, the related subsidiary guarantees; and

(xix) the incurrence by the Company of any Permitted New Second Priority Debt.”

(C) deleting in its entirety the paragraph preceding the penultimate paragraph of Section 4.09;

(D) deleting the first sentence of the penultimate paragraph of Section 4.09 and replacing it with the following:

“For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xix) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.09; provided, that, in no event shall Second Priority Secured Subordinated Notes or Permitted New Second Priority Debt be classified as Indebtedness entitled to be incurred pursuant to the first paragraph of this Section 4.09.”; and

(E) deleting the last paragraph of Section 4.09 in its entirety and replacing it with the following:

“The Company will not incur, and will not permit any Guarantor to incur, any Subordinated Debt (including Permitted Debt) unless such Subordinated Debt also constitutes Subordinated Debt with respect to the Notes and the applicable Subsidiary Guarantee at least to the same extent.”.

2.14 Section 4.10 (“Asset Sales”) of the Indenture is hereby amended by deleting clause (b) in its entirety and replacing it with the following:

“(b) For Asset Sales by the Company or any of its Restricted Subsidiaries that are consummated after the date of the First Supplemental Indenture, the Company or such Restricted Subsidiary shall apply the Net Proceeds from such Asset Sales as follows:

(i) Within 365 days after the receipt of any Restricted Asset Sale Proceeds from such Asset Sales, the Company or such Restricted Subsidiary shall apply those Restricted Asset Sale Proceeds at its option:

(A) to repay Priority Lien Debt and if such Priority Lien Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(B) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business if, after giving effect to any such acquisition of Voting Stock, the Permitted Business is or becomes a Restricted Subsidiary of or is merged with or into the Company or a Restricted Subsidiary;

(C) to make capital expenditures that are used or useful in a Permitted Business; or

(D) to acquire other assets that are used or useful in a Permitted Business;

provided, that in the case of clauses (B), (C) and (D) above, a binding commitment shall be treated as a permitted application of the Restricted Asset Sale Proceeds as of the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Restricted Asset Sale Proceeds will be applied to satisfy such commitment prior to the later of (a) 180 days after the date of such commitment or (b) 365 days after the date of such Asset Sale and if such Restricted Asset Sale Proceeds are not so applied within that time frame, such Restricted Asset Sale Proceeds shall constitute “Excess Proceeds” (as defined below) and be applied as provided in clause (ii) below. Pending the final application of any Restricted Asset Sale Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Restricted Asset Sale Proceeds in any manner that is not prohibited by this Indenture. For the avoidance of doubt, the Company shall not make any Restricted Payment to Holdings, directly or indirectly (including through the temporary repayment of any revolving credit facility), with Restricted Asset Sale Proceeds.

(ii) With respect to Net Proceeds from such Asset Sales (other than Net Proceeds from the sale of the Sawyer Property and the sale of KTCY-FM, which shall not be subject to this clause (ii) but shall be subject to clause (i) above) that are in excess of the Restricted Asset Sale Proceeds (the “Excess Proceeds”), within 60 days after the receipt of any such Excess Proceeds, the Company or such Restricted Subsidiary shall apply those Excess Proceeds at its option:

(A) to repay Priority Lien Debt and if such Priority Lien Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or

(B) to commence an Asset Sale Offer as provided in the following paragraph.

The Company will make an Asset Sale Offer to all Holders and all holders of Other Priority Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such Other Priority Lien Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of Notes and such Other Priority Lien Debt plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If the date of purchase is on or after an interest record date and on or before the related interest payment date, accrued and unpaid interest, if any, will be paid to the Holder in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Asset Sale Offer. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Other Priority Lien Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select such tendered Notes and such Other Priority Lien Debt to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.”.

2.15 Section 4.17 (“Additional Subsidiary Guarantees”) of the Indenture is hereby amended by inserting the following text at the end thereof:

“Notwithstanding the foregoing, if any Restricted Subsidiary of the Company guarantees any Indebtedness the primary obligor of which is the Company or any Guarantor, such Restricted Subsidiary will become a Guarantor, execute a supplemental indenture to this Indenture, the form of which is attached as Exhibit E hereto, and deliver an Opinion of Counsel satisfactory to the Trustee and, for each such Guarantor (other than Empire Burbank), will execute each applicable Security Document.”.

2.16 Section 4.21 (“Restrictions on Empire Burbank”) of the Indenture is hereby amended by inserting the following text at the end thereof:

“Notwithstanding anything contained herein to the contrary, Empire Burbank will not incur any new secured Indebtedness, increase the amount of its secured Indebtedness existing as of the date of the First Supplemental Indenture or incur any unsecured Indebtedness outside of the ordinary course of business, except, in each case, for providing guarantees on the Notes, Priority Bank Debt, the Second Priority Secured Subordinated Notes, the Permitted New Second Priority Debt and the Senior Subordinated Notes. To the extent that the Company or any of its

Restricted Subsidiaries is the fee owner of the Burbank Office Property after the repayment in full of the Indebtedness owed by Empire Burbank that is secured by the mortgage in effect as of the date of the First Supplemental Indenture on the Burbank Office Property, (I) within thirty (30) days after the repayment of such Indebtedness, the Company shall cause Empire Burbank to (a) execute each applicable Security Document and (b) deliver to the Collateral Trustee (i) a Mortgage for the Burbank Office Property, (ii) to the extent within the possession or control of the Company or any Guarantor as of the date of the First Supplemental Indenture, (A) surveys, (B) phase one environmental reports, (C) appraisals and (D) other material due diligence reasonably requested by the Credit Agreement Agent, in each case related to the Burbank Office Property, and (iii) a customary opinion of local counsel relating to the enforceability of the Mortgage covering the Burbank Office Property; and (II) within forty-five (45) days after such repayment or such later date as the Credit Agreement Agent may agree in its reasonable discretion, the Company shall cause Empire Burbank to deliver to the Collateral Trustee a mortgagee’s title insurance policy for the Burbank Office Property reasonably acceptable to the Credit Agreement Agent (it being understood that such title policy shall not be required to include a survey endorsement) insuring a First Priority (as defined in the Credit Agreement) lien with respect to the Burbank Office Property.”.

2.17 Section 6.01 (“Events of Default”) of the Indenture is hereby amended as follows:

(A)(i) deleting the “or” appearing after the text “4.09” in clause (d) of Section 6.01 and inserting in lieu thereof the following “,” and (ii) inserting “, 10.09(d), 10.09(e), 10.09(f) or 10.10” after the text “4.10” in clause (d) of Section 6.01;

(B) deleting clause (f) in its entirety and replacing it with the following:

“a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of the Restricted Subsidiaries), other than Indebtedness owing to the Company or its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the date hereof, if that default:

(i) is caused by a failure to pay principal of or interest on such Indebtedness when due (giving effect to any applicable grace periods and any extensions thereof) (a “Payment Default”); or

(ii) results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been and continues to be a Payment Default or the maturity of which has been and continues to be so accelerated, aggregates $10.0 million or more;”;

(C) deleting the “.” appearing after the end of clause (k) and inserting in lieu thereof the following “;”; and

(D) inserting the following as a new clause (l) at the end of Section 6.01:

“(l)(i) Holdings shall fail to have executed the Discount Notes Forbearance Agreement not later than September 15, 2013; (ii) Holdings shall fail to have delivered a copy thereof to the Trustee within five (5) Business Days after the execution thereof; (iii) the Discount Notes Forbearance Agreement shall fail to be in full force and effect, or Holdings shall fail to be in compliance therewith, at all times from and after September 15, 2013 until the indefeasible payment in full of all Obligations under the Notes; or (iv) the Discount Notes Forbearance Agreement shall be amended, restated, modified or supplemented without the prior written consent of the holders of at least a majority in principal amount of the Notes.”.

2.18 Article 6 (“Defaults and Remedies”) of the Indenture is hereby further amended by inserting the following new Section 6.12 (“Default Interest”) at the end thereof:

“Section 6.12. Default Interest.

Upon the occurrence and during the continuation of an Event of Default, additional interest on the principal amount of the Notes will accrue at a rate equal to 3% per annum from the date of such Event of Default until the date such Event of Default is no longer continuing, which additional interest shall be paid in cash, together with all other interest then due and payable, on each Interest Payment Date and at maturity.”

2.19 Clause (d) of Section 9.01 (“Without Consent of Holders of Notes”) of the Indenture is hereby amended by inserting the following text at the end thereof:

“, including, for avoidance of doubt, to make any covenant or event of default more restrictive than the covenants or events of default contained in the Indenture as of the date of the First Supplemental Indenture;”;

2.20 Section 10.09 (“Real Property”) of the Indenture is hereby amended as follows:

(A) deleting the “.” appearing after the end of clause (c) and inserting in lieu thereof the following “;”; and

(B) inserting the following new clauses (d), (e) and (f) at the end thereof:

“(d) Within (x) fifteen (15) days of the date of the First Supplemental Indenture, with respect to the fee owned real property located at 5930 Sawyer Street, Los Angeles, California (the “Sawyer Property”), and (y) thirty (30) days of the date of the First Supplemental Indenture (or, in the case of clause (ii), such later date as the Credit Agreement Agent may agree in its reasonable discretion) for all other First Supplemental Indenture Date Fee-Owned Mortgaged Properties, the Company shall deliver to the Collateral Trustee (i) Mortgages for each fee ownership interest listed on Schedule I to the First Supplemental Indenture (collectively, the “First Supplemental Indenture Date Fee-Owned Mortgaged

Properties”), (ii) a mortgagee’s title insurance policy reasonably acceptable to the Credit Agreement Agent (it being understood that such title policy shall not be required to include a survey endorsement) insuring a First Priority (as defined in the Credit Agreement) lien with respect to each First Supplemental Indenture Date Fee-Owned Mortgaged Property (other than the Sawyer Property for which no such mortgagee’s title insurance policy shall be required), (iii) to the extent within the possession or control of the Company or any Guarantor as of the date of the First Supplemental Indenture, (A) surveys, (B) phase one environmental reports, (C) appraisals; and (D) other material due diligence reasonably requested by the Credit Agreement Agent, in each case related to the First Supplemental Indenture Date Fee-Owned Mortgaged Properties, and (iv) a customary opinion of local counsel relating to the enforceability of the Mortgages covering the First Supplemental Indenture Date Fee-Owned Mortgaged Properties; provided that (I) any Mortgage encumbering the Sawyer Property shall be substantially in the form attached as Exhibit E to the Supplement to the Consent Solicitation Statement dated October 12, 2012 and (II) no Mortgage encumbering the Sawyer Property shall be required unless the Collateral Trustee and Trustee shall have executed and delivered a substitution of trustee and full reconveyance of deed of trust substantially in the form attached as Exhibit F to the Supplement to the Consent Solicitation Statement dated October 12, 2012 (the “Mortgage Release”) and such Mortgage Release shall have been placed into escrow pending the sale of the Sawyer Property (the “Sawyer Sale”). It is hereby understood and agreed that notwithstanding anything in the Indenture or the Security Documents to the contrary, the Mortgage encumbering the Sawyer Property shall be released in connection with the Sawyer Sale on the terms and conditions set forth in the Mortgage Release. All proceeds received by the Company and its Subsidiaries from the Sawyer Sale shall be deposited directly into, and held in, a deposit account that is subject to a Control Agreement; provided that such proceeds may thereafter be used by the Company and its Subsidiaries in accordance with the terms of this Indenture.

(e) Within sixty (60) days of the date of the First Supplemental Indenture, the Company shall use commercially reasonable efforts to deliver to the Collateral Trustee leasehold mortgages with respect to each leased real property listed on Schedule I to the First Supplemental Indenture.

(f) Notwithstanding anything contained herein to the contrary, to the extent that the Credit Agreement Agent reasonably requests that the Company enter into any non-disturbance or similar agreement in connection with any of the Mortgaged Property or any of the leased real property subject to a leasehold mortgage, the Company shall only be required to use commercially reasonable efforts to do so.”.

2.21 Section 10.10 (“Control Agreements”) of the Indenture is hereby amended as follows:

(A) inserting “(a)” in front of the first paragraph thereof; and

(B) inserting the following as a new clause (b) at the end thereof:

“(b) The Company shall use its commercially reasonable efforts to deliver to the Collateral Trustee within forty-five (45) days of the date of the First Supplemental Indenture,

a Control Agreement for any accounts not subject to a Control Agreement as of the date of the First Supplemental Indenture, in each case, in form and substance reasonably satisfactory to the Credit Agreement Agent.”.

2.22 Exhibit A-1 to the Indenture is hereby amended by deleting such exhibit in its entirety and replacing such exhibit with the form attached hereto as Annex I.

2.23 Exhibit A-2 to the Indenture is hereby amended by deleting such exhibit in its entirety and replacing such exhibit with the form attached hereto as Annex II.

3. INDENTURE IN FULL FORCE AND EFFECT. Except to the extent expressly modified or amended by this Supplemental Indenture, the Indenture and all of its covenants, agreements and other provisions remain in full force and effect, and are unchanged by this Supplemental Indenture.

4. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

5. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

6. SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Indenture.

8. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

9. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

LBI MEDIA, INC.

By:	/s/ Blima Tuller
Name:	Blima Tuller
Title:	Chief Financial Officer

GUARANTORS:

LIBERMAN TELEVISION LLC

LIBERMAN BROADCASTING OF CALIFORNIA LLC

LBI RADIO LICENSE LLC

KRCA LICENSE LLC

KRCA TELEVISION LLC

EMPIRE BURBANK STUDIOS LLC

KZJL LICENSE LLC

LIBERMAN TELEVISION OF HOUSTON LLC

LIBERMAN BROADCASTING OF HOUSTON LLC

LIBERMAN BROADCASTING OF HOUSTON LICENSE LLC

LIBERMAN BROADCASTING OF DALLAS LLC

LIBERMAN BROADCASTING OF DALLAS LICENSE LLC

LIBERMAN TELEVISION OF DALLAS LLC

LIBERMAN TELEVISION OF DALLAS LICENSE LLC

By:	/s/ Blima Tuller
Name:	Blima Tuller
Title:	Chief Financial Officer of each of the entities listed above

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Thomas Zrust
Authorized Signatory

ANNEX I TO SUPPLEMENTAL INDENTURE

FORM OF EXHIBIT A-1

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[Face of Amended and Restated Note]

CUSIP/CINS

10% Senior Secured Notes due 2019

No.	$

LBI MEDIA, INC.

promise to pay to                                                                                                                                                             or registered assigns, the principal sum of                                                                                                            Dollars on April 15, 2019.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Dated:

LBI MEDIA, INC.

By:
Name:
Title:

This Note is a duly authorized issue of 10% Senior Secured Notes due 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Notes”), in the initial aggregate principal amount of U.S. $            , which Note amends and restates in its entirety (but without novation) the 9 1/4% Senior Secured Note No.     of the Company, designated as “9 1/4% Senior Secured Notes due 2019”, in the initial aggregate principal amount of U.S. $            . This Note is issued under and pursuant to, and subject to the terms and conditions of, the Indenture.

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U.S. BANK NATIONAL ASSOCIATION

as Trustee

By:
Authorized Signatory

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[Back of Amended and Restated Note]

10% Senior Secured Notes due 2019

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein will have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. LBI Media, Inc., a California corporation (the “Company”), promises to pay interest on the principal amount of this Note (i) at 9 1/4% per annum from March 18, 2011 until the date of the First Supplemental Indenture and (ii) at 10% per annum from the date of the First Supplemental Indenture until maturity. The Company will pay interest semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 15, 2011. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal and premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed on the Interest Payment Date to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, a national banking association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 18, 2011 (the “Indenture”) among the Company, the guarantors party thereto (the “Guarantors”) and the Trustee, as amended or supplemented from time to time in accordance with its terms. The terms of the Notes include

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those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

5. OPTIONAL REDEMPTION.

(a) Except as set forth in subparagraphs (b) or (c) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to April 15, 2015. Thereafter, the Company will have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes to be redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2015	104.625%
2016	102.313%
2017 and thereafter	100.000%

(b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to April 15, 2014, the Company may on one or more occasions redeem Notes with all or a portion of the net cash proceeds of one or more Equity Offerings at a redemption price equal to 109.250% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the applicable redemption date; provided that at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Affiliates) and that such redemption occurs within 90 days of the date of the closing of such Equity Offering.

(c) At any time or from time to time prior to April 15, 2015, the Company, at its option, may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, together with accrued and unpaid interest thereon, if any, to the redemption date. The Company may provide that payment of such redemption price may be made by, and performance of the obligations in respect of such redemption may be performed by, another Person.

6. MANDATORY REDEMPTION; OPEN MARKET PURCHASES.

The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes. The Company may at any time and from time to time purchase Notes in the open market or otherwise.

7. REPURCHASE AT THE OPTION OF HOLDERS.

(a) If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”); provided, that the Company will not be obligated to repurchase Notes in the event that it exercises its right to redeem all of the Notes as described in Section 3.07 of the Indenture, unless and until there is a default in payment of the applicable redemption price. Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

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(b) Within 60 days after the receipt of Excess Proceeds, the Company or such Restricted Subsidiary shall apply those Excess Proceeds at its option: (i) to repay Priority Lien Debt and if such Priority Lien Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or (ii) commence an offer to all Holders of Notes and all holders of Other Priority Lien Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets pursuant to Section 3.09 (as “Asset Sale Offer”) of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such Other Priority Lien Debt that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture or the indenture or other agreement governing such Other Priority Lien Debt, as applicable. To the extent that the aggregate amount of Notes (including any Additional Notes) and Other Priority Lien Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes (including any Additional Notes) and Other Priority Lien Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select such tendered Notes and such other tendered Other Priority Lien Debt to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees, or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees, the Intercreditor Agreement, the Security Documents or the Notes may be amended or supplemented to cure any

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ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company’s assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture, any Subsidiary Guarantee, the Intercreditor Agreement or any Security Document of any such Holder, including, for avoidance of doubt, to make any covenant or event of default more restrictive than the covenants or events of default contained in the Indenture as of the date of the First Supplemental Indenture, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to conform the text of this Indenture, the Security Documents, the Intercreditor Agreement, the Subsidiary Guarantees or Notes to any provision of the Offering Circular under the caption “Description of Notes” to the extent such provisions in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees, the Security Documents, the Intercreditor Agreement or the Notes, to enter into additional supplemental Security Documents, including Security Documents adding additional Priority Lien Secured Parties and Priority Lien Obligations to any Security Document or the Intercreditor Agreement, to release a Guarantor from its obligations under its Subsidiary Guarantee, the Notes or the Indenture in accordance with the applicable provisions of the Indenture, to release Collateral in accordance with the terms of the Indenture, the Security Documents or the Intercreditor Agreement, to evidence and provide for the acceptance and appointment under this Indenture of a successor trustee thereunder pursuant to the requirements thereof, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture, any of the Security Documents or the Intercreditor Agreement, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes, or to secure any Priority Lien Debt under the Security Documents and to appropriately include the same in the Intercreditor Agreement.

12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.15 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with Section 4.07, 4.09 or 4.10 of the Indenture; (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to observe or perform any other covenant, representation, warranty or other agreement in the Indenture, the Security Documents or the Notes; (vi) default under certain other agreements relating to Indebtedness of the Company which default is caused by a failure to pay principal of or interest on such Indebtedness when due (giving effect to any applicable grace periods and any extensions thereof) or results in the acceleration of such Indebtedness prior to its express maturity and default under certain other agreements relating to Indebtedness of Holdings which default results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money that remain undischarged, unpaid, unrestricted, unbonded or unstayed for a period of 60 days; (viii) (x) any Security Document is held in any judicial proceeding to be unenforceable or invalid in any material respect or ceases for any reason to be in full force and effect in any material respect, other than in accordance with the terms of the relevant Security Documents and except solely as a result of any action taken or not taken by the Collateral Trustee that was required to be taken or not taken by the Collateral Trustee pursuant to the Security Documents, (y) any security interest created by any Security Document ceases to be in full force and effect (except as permitted by the terms of the Indenture or the Security Documents and except solely as a result of any action taken or not taken by the Collateral Trustee that was required to be taken or not taken by the Collateral Trustee pursuant to the Security Documents) with respect to Collateral having a

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fair market value, as determined in good faith by the Company’s Board of Directors, in excess of $10.0 million, and such default continues for a period of 60 days after the Company receives notice thereof from the Trustee or from the Holders of at least 25% in principal amount of the Notes outstanding specifying such default or (z) the Company or any of its Restricted Subsidiaries, or any Person acting on behalf of any of them, asserts in writing that any Collateral having a fair market value, as determined in good faith by the Company’s Board of Directors, in excess of $10.0 million is not subject to a valid, perfected security interest (except as permitted by the terms of the Indenture or Security Documents); (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; (x) except as permitted by the Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor which is a Significant Subsidiary or any Person acting on its behalf shall deny or disaffirm its obligations under its Subsidiary Guarantee, provided, however, that an Event of Default will also be deemed to occur with respect to Subsidiary Guarantors that are not Significant Subsidiaries if the Subsidiary Guarantees of such Insignificant Subsidiaries are held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or such Insignificant Subsidiaries deny or disaffirm their obligations under their Subsidiary Guarantees (other than in accordance with the terms of such Subsidiary Guarantee), if when aggregated and taken as a whole such Insignificant Subsidiaries would meet the definition of a Significant Subsidiary; and (xi) (I) Holdings shall fail to have executed the Discount Notes Forbearance Agreement not later than September 15, 2013, (II) Holdings shall fail to have delivered a copy thereof to the Trustee within five (5) Business Days after the execution thereof, (III) the Discount Notes Forbearance Agreement shall fail to be in full force and effect, or Holdings shall fail to be in compliance therewith, at all times from and after September 15, 2013 until the indefeasible payment in full of all Obligations under the Notes or (IV) the Discount Notes Forbearance Agreement shall be amended, restated, modified or supplemented without the prior written consent of the holders of at least a majority in principal amount of the Notes. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, member, manager, partner or shareholder of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees, the Security Documents or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

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15. AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

LBI Media, Inc.

1845 West Empire Avenue

Burbank, CA 91504

Attention: Lenard D. Liberman

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

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ANNEX II TO SUPPLEMENTAL INDENTURE

FORM OF EXHIBIT A-2

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[Face of Amended and Restated Regulation S Temporary Global Note]

CUSIP/CINS

10% Senior Secured Notes due 2019

No.	$

LBI MEDIA, INC.

promise to pay to                                                                                                                                             or registered assigns,

the principal sum of                                                                                                                                             Dollars on April 15, 2019.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Dated:

LBI MEDIA, INC.

By:
Name:
Title:

This Note is a duly authorized issue of 10% Senior Secured Notes due 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Notes”), in the initial aggregate principal amount of U.S. $            , which Note amends and restates in its entirety (but without novation) the 9 1/4% Senior Secured Note No.             of the Company, designated as “9 1/4% Senior Secured Notes due 2019”, in the initial aggregate principal amount of U.S. $            . This Note is issued under and pursuant to, and subject to the terms and conditions of, the Indenture.

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U.S. BANK NATIONAL ASSOCIATION

as Trustee

By:
Authorized Signatory

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[Back of Amended and Restated Regulation S Temporary Global Note]

10% Senior Secured Notes due 2019

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES

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ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Capitalized terms used herein will have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. LBI Media, Inc., a California corporation (the “Company”), promises to pay interest on the principal amount of this Note (i) at 9 1/4% per annum from March 18, 2011 until the date of the First Supplemental Indenture and (ii) at 10% per annum from the date of the First Supplemental Indenture until maturity. The Company will pay interest semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 15, 2011. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal and premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed on the Interest Payment Date to the Holders at their addresses set forth in the register of Holders, provided

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that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, a national banking association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 18, 2011 (the “Indenture”) among the Company, the guarantors party thereto (the “Guarantors”) and the Trustee, as amended or supplemented from time to time in accordance with its terms. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

5. OPTIONAL REDEMPTION.

(a) Except as set forth in subparagraphs (b) or (c) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to April 15, 2015. Thereafter, the Company will have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes to be redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2015	104.625%
2016	102.313%
2017 and thereafter	100.000%

(b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to April 15, 2014, the Company may on one or more occasions redeem Notes with all or a portion of the net cash proceeds of one or more Equity Offerings at a redemption price equal to 109.250% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the applicable redemption date; provided that at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Affiliates) and that such redemption occurs within 90 days of the date of the closing of such Equity Offering.

(c) At any time or from time to time prior to April 15, 2015, the Company, at its option, may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, together with accrued and unpaid interest thereon, if any, to the redemption date. The Company may provide that payment of such redemption price may be made by, and performance of the obligations in respect of such redemption may be performed by, another Person.

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6. MANDATORY REDEMPTION; OPEN MARKET PURCHASES.

The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes. The Company may at any time and from time to time purchase Notes in the open market or otherwise.

7. REPURCHASE AT THE OPTION OF HOLDERS.

(a) If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”); provided, that the Company will not be obligated to repurchase Notes in the event that it exercises its right to redeem all of the Notes as described in Section 3.07 of the Indenture, unless and until there is a default in payment of the applicable redemption price. Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) Within 60 days after the receipt of Excess Proceeds, the Company or such Restricted Subsidiary shall apply those Excess Proceeds at its option: (i) to repay Priority Lien Debt and if such Priority Lien Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or (ii) commence an offer to all Holders of Notes and all holders of Other Priority Lien Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets pursuant to Section 3.09 (as “Asset Sale Offer”) of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such Other Priority Lien Debt that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture or the indenture or other agreement governing such Other Priority Lien Debt, as applicable. To the extent that the aggregate amount of Notes (including any Additional Notes) and Other Priority Lien Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes (including any Additional Notes) and Other Priority Lien Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select such tendered Notes and such other tendered Other Priority Lien Debt to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

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The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees, or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees, the Intercreditor Agreement, the Security Documents or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company’s assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture, any Subsidiary Guarantee, the Intercreditor Agreement or any Security Document of any such Holder, including, for avoidance of doubt, to make any covenant or event of default more restrictive than the covenants or events of default contained in the Indenture as of the date of the First Supplemental Indenture, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to conform the text of this Indenture, the Security Documents, the Intercreditor Agreement, the Subsidiary Guarantees or Notes to any provision of the Offering Circular under the caption “Description of Notes” to the extent such provisions in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees, the Security Documents, the Intercreditor Agreement or the Notes, to enter into additional supplemental Security Documents, including Security Documents adding additional Priority Lien Secured Parties and Priority Lien Obligations to any Security Document or the Intercreditor Agreement, to release a Guarantor from its obligations under its Subsidiary Guarantee, the Notes or the Indenture in accordance with the applicable provisions of the Indenture, to release Collateral in accordance with the terms of the Indenture, the Security Documents or the Intercreditor Agreement, to evidence and provide for the acceptance and appointment under this Indenture of a successor trustee thereunder pursuant to the requirements thereof, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture, any of the Security Documents or the Intercreditor Agreement, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes, or to secure any Priority Lien Debt under the Security Documents and to appropriately include the same in the Intercreditor Agreement.

12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection

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with an offer to purchase) or otherwise, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.15 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with Section 4.07, 4.09 or 4.10 of the Indenture; (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to observe or perform any other covenant, representation, warranty or other agreement in the Indenture, the Security Documents or the Notes; (vi) default under certain other agreements relating to Indebtedness of the Company which default is caused by a failure to pay principal of or interest on such Indebtedness when due (giving effect to any applicable grace periods and any extensions thereof) or results in the acceleration of such Indebtedness prior to its express maturity and default under certain other agreements relating to Indebtedness of Holdings which default results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money that remain undischarged, unpaid, unrestricted, unbonded or unstayed for a period of 60 days; (viii) (x) any Security Document is held in any judicial proceeding to be unenforceable or invalid in any material respect or ceases for any reason to be in full force and effect in any material respect, other than in accordance with the terms of the relevant Security Documents and except solely as a result of any action taken or not taken by the Collateral Trustee that was required to be taken or not taken by the Collateral Trustee pursuant to the Security Documents, (y) any security interest created by any Security Document ceases to be in full force and effect (except as permitted by the terms of the Indenture or the Security Documents and except solely as a result of any action taken or not taken by the Collateral Trustee that was required to be taken or not taken by the Collateral Trustee pursuant to the Security Documents) with respect to Collateral having a fair market value, as determined in good faith by the Company’s Board of Directors, in excess of $10.0 million, and such default continues for a period of 60 days after the Company receives notice thereof from the Trustee or from the Holders of at least 25% in principal amount of the Notes outstanding specifying such default or (z) the Company or any of its Restricted Subsidiaries, or any Person acting on behalf of any of them, asserts in writing that any Collateral having a fair market value, as determined in good faith by the Company’s Board of Directors, in excess of $10.0 million is not subject to a valid, perfected security interest (except as permitted by the terms of the Indenture or Security Documents); (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; (x) except as permitted by the Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor which is a Significant Subsidiary or any Person acting on its behalf shall deny or disaffirm its obligations under its Subsidiary Guarantee, provided, however, that an Event of Default will also be deemed to occur with respect to Subsidiary Guarantors that are not Significant Subsidiaries if the Subsidiary Guarantees of such Insignificant Subsidiaries are held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or such Insignificant Subsidiaries deny or disaffirm their obligations under their Subsidiary Guarantees (other than in accordance with the terms of such Subsidiary Guarantee), if when aggregated and taken as a whole such Insignificant Subsidiaries would meet the definition of a Significant Subsidiary; and (xi) (I) Holdings shall fail to have executed the Discount Notes Forbearance Agreement not later than September 15, 2013, (II) Holdings shall fail to have delivered a copy thereof to the Trustee within five (5) Business Days after the execution thereof, (III) the Discount Notes Forbearance Agreement shall fail to be in full force and effect, or Holdings shall fail to be in compliance therewith, at all times from and after September 15, 2013 until the indefeasible payment in full of all Obligations under the Notes or (IV) the Discount Notes Forbearance Agreement shall be amended, restated, modified or supplemented without the prior written consent of the holders of at least a majority in principal amount of the Notes. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or

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the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, member, manager, partner or shareholder of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees, the Security Documents or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15. AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

LBI Media, Inc.

1845 West Empire Avenue

Burbank, CA 91504

Attention: Lenard D. Liberman

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

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